Golder Associates Ltd. 9200, de l’Acadie Blvd., Suite 10 Montréal, Québec, Canada H4N 2T2 Telephone (514) 383-0990 Fax (514) 383-5332

CONSENT OF QUALIFIED PERSON

Our Ref: 07-1221-3004

Date: March 16, 2009

British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

Autorité des marchés financiers

The U.S. Securities and Exchange Commission

I, Normand D’Anjou, Eng., do hereby consent to the public filing of the report titled “Technical Report on the Preliminary Assessment of the Matoush Project, Central Quebec, Canada” (the Technical report), prepared for Strateco Resources Inc. (Strateco) and dated December 17, 2008, and extracts from, or the summary of, the Technical Report in:

a)

Form 10-K as annual report with the U.S. Securities and Exchange commission for the year ended December 31, 2008;

b)

The 2008 Management discussion and analysis and financial statements;  and

c)

The 2008 Annual Information Form for which the Company uses the same Form
10-K,  as annual report

of Strateco dated March 16, 2009.

I also certify that I have read the Form 10-K and the 2008 Management discussion and analysis and financial statements and that it fairly and accurately represents the information in the Technical Report that supports these documents.

(Signed)

Normand D’Anjou, Eng.

Principal

Certified ISO 9001:2000

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